EXHIBIT 32(a)

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Sherrill Stone, Chairman of the Board and Chief Executive Officer of Peerless Mfg. Co. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ SHERRILL STONE
Sherrill Stone
Chairman of the Board and Chief Executive Officer
Date: September 24, 2004